UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 13, 2015
(May 13, 2015)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

2014 Electric Rate Case

As previously reported, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc., made a filing with the New Mexico Public Regulation Commission (the “NMPRC”) in December 2014 applying for a general rate increase. On April 17, 2015, the Hearing Examiner in the case issued an Initial Recommended Decision to the NMPRC that included a recommendation that the NMPRC find PNM’s application incomplete and reject it on the grounds that it does not comply with the Future Test Year (“FTY”) Rule. On May 13, 2015, the NMPRC voted to adopt this recommendation and dismiss PNM’s rate filing.

This NMPRC action allows PNM to re-file its general rate case using calendar year 2016 as the test period. PNM plans to re-file for a general rate increase utilizing the 2016 FTY by September 1, 2015. As a result, the implementation of new rates at PNM could be delayed to the third quarter of 2016.

On May 13, 2015, the NMPRC also discussed a proposed order that was prepared based on the Hearing Examiner’s recommendation defining a FTY as a period that begins no later than 30 days following an application to increase rates. This proposed order was tabled by the NMPRC. If the NMPRC were to adopt this interpretation, PNM would likely appeal that decision to the New Mexico Supreme Court. PNM strongly disagrees with the Hearing Examiner’s FTY Rule interpretation because it would not effectively eliminate regulatory lag.

PNM had previously intended to file for its next general rate case at the end of 2016, with rates to be effective January 2018, based on a calendar year 2018 FTY. If the Hearing Examiner’s interpretation of the FTY Rule is adopted, PNM would likely have to file two general rate cases to minimize regulatory lag: the first with a test year of 2017, with rates expected to be effective January 2018 and the second with a test year of 2018, with rates expected to be effective January 2019.

The above information was based on the discussion held at the May 13, 2015 Open Meeting of the NMPRC. PNM has not yet received a final written order to dismiss the rate filing. PNM will review the final written order when received, provide an update if there are any material changes, and consider whether an appeal of the order to the New Mexico Supreme Court is appropriate. The final written order will be posted at www.pnmresources.com/investors/rates-and-filings.aspx.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: May 13, 2015	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President and Corporate Controller
(Officer duly authorized to sign this report)